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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                         DATE OF REPORT: APRIL 30, 1999


                             Western Sierra Bancorp
             (Exact Name of Registrant as Specified in Its Charter)


                  California                                     68-0390121
(State or Other Jurisdiction of Incorporation)                (I.R.S. Employer
                                                             Identification No.)


4011 Plaza Goldorado Circle, Cameron Park, California              95682
     (Address of Principal Executive Offices)                    (Zip Code)


                                 (530) 677-5600
              (Registrant's Telephone Number, Including Area Code)


                    This Report includes a total of 2 pages.





                                                               Page 1 of 2 Pages



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On April 30, 1999, the Registrant consummated its acquisition of Lake Community Bank through the merger of Registrant's wholly-owned subsidiary LMC Merger Company with and into Lake Community Bank. In that Lake Community Bank was a reporting company under the Securities Exchange Act of 1934, the Registrant becomes upon such acquisition a successor reporting company under Rule 12g-3. Therefore by the filing of this Form 8-K, the Registrant hereby registers its common stock under Section 12g of the Securities Exchange Act of 1934.

In the acquisition of Lake Community Bank, all of the outstanding shares of Lake Community Bank were acquired in a stock-for-stock exchange with an exchange ratio of .6905 shares of Registrant common stock for each share of Lake Community Bank common stock. Also on April 30, 1999, the Registrant consummated its merger with Roseville 1st Community Bancorp, and in that merger all of the outstanding shares of Roseville 1st Community Bancorp were acquired in a stock-for-stock exchange with an exchange ratio of 1.2110 shares of Registrant common stock for each share of Roseville 1st Community Bancorp common stock.

Registrant is the bank holding company for Western Sierra National Bank, Lake Community Bank and Roseville 1st National Bank. Registrant is headquartered in Cameron Park, California.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

Financial statements will be filed by amendment not later than 60 days after the date of this report.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   WESTERN SIERRA BANCORP




May 5, 1999                        By: /s/ GARY D. GALL
                                       -----------------------------------------
                                       Gary D. Gall
                                       President & Principal Executive Officer


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